Exhibit 99.2

On June 27, 2008 Openwave Systems Inc. (the “Company”) sold its operations related to its client product line, which consists primarily of browser and messaging technologies for mobile phones (“Client operations”) to Purple Labs (the “Purchaser”), a private company based in Chambéry, France. The terms of the agreement include initial consideration of $20.0 million in cash received by the Company on June 27, 2008 and a note receivable of $5.8 million due by July 7, 2008. Additionally, $4.2 million will be placed in escrow by the Purchaser for a period of one year to secure indemnification claims made by the Purchaser, if any. The terms also include an additional $2.0 million to be placed in escrow by the Purchaser and paid to the Company if certain conditions are met, and warrants to purchase 2% of Purple Labs common stock. The Company will provide transition services to the Purchaser for up to six months, and will bear the first $2.0 million of such expenses.

The Client operations will be reported as a discontinued operation when the Company reports results for its fiscal year ending June 30, 2008.

The Asset Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The unaudited pro forma condensed consolidated financial statements contained herein contain estimates based on presently available information and certain assumptions that the Company believes are reasonable. The actual amounts could differ from these estimates. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been achieved by the Company had the sale of Client operations been completed as of the dates indicated, or of the financial position that may be obtained by the Company in the future. In addition, the unaudited pro forma condensed consolidated financial statements do not reflect changes that may occur as a result of activities subsequent to the disposition described above. The unaudited pro forma condensed consolidated financial statements and the accompanying notes have been derived from and should be read together with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2007.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	As of December 31, 2007
	As reported (a)	Adjustments		Pro forma
Assets
Current Assets:
Cash and cash equivalents	$150,449	$20,000	(b)	$170,449
Short-term investments	81,340	—		81,340
Restricted cash	242	—		242
Accounts receivable, net	51,020	—		51,020
Note receivable from sale of discontinued operation	5,883	5,800	(b)	11,683
Prepaid expenses and other current assets	24,760	—		24,760

Total current assets	313,694	25,800		339,494

Property and equipment, net	17,156	(145	)(c)	17,011
Long-term investments and restricted cash and investments	60,764	—		60,764
Deposits and other assets	7,294	—		7,294
Goodwill	68,156	(13,597	)(c)	54,559
Intangible assets, net	15,086	(5,529	)(c)	9,557

Total assets	$482,150	$6,529		$488,679

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$2,648	$—		$2,648
Accrued liabilities	50,325	2,171	(d)	52,496
Accrued restructuring costs	13,220	—		13,220
Deferred revenue	44,547	(6,534	)(c)	38,013
Convertible subordinated notes, net	149,430	—		149,430

Total current liabilities	260,170	(4,363)		255,807

Accrued restructuring costs, net of current portion	46,478	—		46,478
Deferred revenue, net of current portion	8,899	—		8,899
Deferred rent obligations	2,082	—		2,082
Long term taxes payable	1,757	—		1,757

Total liabilities	319,386	(4,363)		315,023

Commitments and contingencies
Stockholders' equity:
Common stock	83	—		83
Additional paid-in capital	3,177,708	—		3,177,708
Accumulated other comprehensive income	(1,721)	—		(1,721)
Accumulated deficit	(3,013,306)	10,892	(e)	(3,002,414)

Total stockholders' equity	162,764	10,892		173,656

Total liabilities and stockholders' equity	$482,150	$6,529		$488,679

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Six Months Ended December 31, 2007			Year Ended June 30, 2007
	As reported (a)	Adjustments (f)	Pro forma	As reported (a)	Adjustments (f)	Pro forma
Revenues:
License	$34,150	$(11,097)	$23,053	$88,707	$(25,183)	$63,524
Maintenance and support	42,531	(6,394)	36,137	91,006	(16,895)	74,111
Services	49,472	(8,264)	41,208	110,588	(5,401)	105,187

Total revenues	126,153	(25,755)	100,398	290,301	(47,479)	242,822

Cost of revenues:
License	5,907	(1,545)	4,362	12,379	(3,214)	9,165
Maintenance and support	16,039	(4,047)	11,992	34,190	(10,019)	24,171
Services	38,112	(6,195)	31,917	79,597	(2,820)	76,777

Total cost of revenues	60,058	(11,787)	48,271	126,166	(16,053)	110,113

Gross profit	66,095	(13,968)	52,127	164,135	(31,426)	132,709

Operating expenses:
Research and development	30,024	(4,416)	25,608	71,580	(9,139)	62,441
Sales and marketing	38,041	(3,461)	34,580	99,648	(6,801)	92,847
General and administrative	24,040	(406)	23,634	67,786	(726)	67,060
Stock option review and related costs	—	—	—	6,782	—	6,782
Restructuring and other related costs	1,536	—	1,536	30,648	(1,424)	29,224
Amortization of intangible assets	1,428	(1,374)	54	2,854	(2,748)	106
Gain on sale of technology and other	—	—	—	(1,287)	—	(1,287)

Total operating expenses	95,069	(9,657)	85,412	278,011	(20,838)	257,173

Operating loss from continuing operations	(28,974)	(4,311)	(33,285)	(113,876)	(10,588)	(124,464)
Interest income	6,345	—	6,345	21,908	—	21,908
Interest expense	(2,434)	—	(2,434)	(4,995)	—	(4,995)
Other income (expense), net	1,472	—	1,472	1,380	—	1,380
(Impairment)/gain on non-marketable equity securities, net	—	—	—	(120)	—	(120)

Loss from continuing operations before provision for income taxes	(23,591)	(4,311)	(27,902)	(95,703)	(10,588)	(106,291)
Income tax expense	1,498	—	1,498	6,544	—	6,544

Net loss from continuing operations	(25,089)	(4,311)	(29,400)	(102,247)	(10,588)	(112,835)

Discontinued operations:
Net income/(loss) from discontinued operations, net of tax	(637)	4,311	3,674	(6,422)	10,588	4,166
Gain on sale of discontinued operation	16,455	—	16,455	—	—	—
Impairment of assets of discontinued operations, net of tax	—	—	—	(87,968)	—	(87,968)

Net loss	$(9,271)	$—	$(9,271)	$(196,637)	$—	$(196,637)

Basic and Diluted net loss per share from:
Continuing operations	$(0.30)	$(0.05)	$(0.35)	$(1.13)	$(0.12)	$(1.25)
Discontinued operations	$0.19	$0.05	$0.24	$(1.05)	$0.12	$(0.93)

Net loss	$(0.11)	$—	$(0.11)	$(2.18)	$—	$(2.18)

Shares used in computing basic and diluted net loss per share	82,310		82,310	90,246		90,246

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(a)	Historical financial information as of and for the six months ended December 31, 2007 has been derived from the unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007. Historical financial information for the year ended June 30, 2007 has been derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007.

(b)	Represents initial consideration, comprised of cash proceeds from the sale of $20.0 million and $5.8 million note receivable received from the Company’s sale of Client operations.

(c)	Adjustment to eliminate the estimated value of assets and liabilities transferred pursuant to the terms of the sale of the Client operations.

(d)	Represents estimated external costs incurred by the Company on the sale of Client operations, including the $2.0 million of transition services expense committed by the Company over the six months following the sale.

(e)	Adjustment to reflect the estimated pro forma net gain on the sale of the Company’s Client operations had the sale occurred as of December 31, 2007, which includes balances of assets and liabilities at December 31, 2007 which vary from the balance of assets and liabilities actually transferred as of June 27, 2008, the date of the sale. Therefore, the pro forma gain as of December 31, 2007 is not reflective of our estimated gain that will be recorded as of June 27, 2008.

(f)	Adjustments to reflect the reclassification of the Client operations for the six months ended December 31, 2007 and the year ended June 30, 2007 to discontinued operations. The pro forma results do not include an estimated gain on the sale of the discontinued operations that will be recorded in the quarter ended June 30, 2008.